EXHIBIT 3.2

FORM OF
AMENDED AND RESTATED BYLAWS
OF
NMI HOLDINGS, INC.
Incorporated under the Laws of the State of Delaware
Effective [●], 2012
ARTICLE I
OFFICES AND RECORDS
Section 1.1.    Delaware Office. The registered office of NMI Holdings, Inc. (the “Corporation”) shall be established and maintained at the office of National Registered Agents, Inc., 160 Greentree Drive, Suite 101 in the City of Dover, County of Kent, State of Delaware, 19904,and said National Registered Agents, Inc. shall be the registered agent of the Corporation in charge thereof.
Section 1.2.    Other Offices. The Corporation may have such other offices, either within or without the State of Delaware, as the Board of Directors may designate or as the business of the Corporation may from time to time require.
Section 1.3.    Books and Records. The books and records of the Corporation may be kept inside or outside the State of Delaware at such place or places as may from time to time be designated by the Board of Directors.
ARTICLE II
STOCKHOLDERS
Section 2.1.    Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held on such date and at such place and time as may be fixed by resolution of the Board of Directors. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but instead shall be held solely by means of remote communication as provided under the General Corporation Law of the State of Delaware.
Section 2.2.    Special Meeting.
(a)    Except as set forth in Section 2.2(b), and subject to the rights of the holders of any series of preferred stock, par value $0.01 per share, of the Corporation (“Preferred Stock”) having a preference over the common stock, par value $0.01 per share, of the Corporation (“Common Stock”) as to dividends or upon liquidation with respect to such series of Preferred Stock, special meetings of the stockholders may be called only by the Chairman of the Board, the Chief Executive Officer or by the Board of Directors pursuant to a resolution adopted by a majority of the total number of

EXHIBIT 3.2

directors which the Corporation would have if there were no vacancies (the “Whole Board”) and shall be called in accordance with Section 2.4 of these Bylaws.
(b)    Special Election Meeting.
(i)    General. If either (A) a registration statement relating to the Common Stock has not been declared effective by the Securities and Exchange Commission of (B) the Common Stock has not become listed on the New York Stock Exchange or the Nasdaq Global Market, in each case prior to the earlier of (1) six months after the filing of the shelf registration statement contemplated by the Registration Rights Agreement (the “Registration Right Agreement”) to be entered into by and among the Corporation, FBR Capital Markets & Co. and the other investors named therein on the date of the closing of the first private offering on or following the effective date of these Amended and Restated Bylaws and (2) 12 months after the date on which the Corporation receives approval from either the Federal National Home Mortgage Association or the Federal Home Loan Mortgage Corporation to become a qualified mortgage insurer (the “Trigger Date”), as contemplated by the Registration Rights Agreement, a special meeting of stockholders (the “Special Election Meeting”) will be called within seven days of the Trigger Date by the Chairman of the Board, the Chief Executive Officer or by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board in accordance with the provisions hereof; provided that (x) holders of two-thirds of the outstanding Registrable Shares (as defined in the Registration Rights Agreement) may thereafter waive the requirement to hold a Special Election Meeting and (y) if the Special Election Meeting is not called within seven days following the Trigger Date (unless the requirement to have such meeting has been waived as contemplated in clause (x», the holder or holders of at least 5% of the shares of Common Stock then outstanding may call the Special Election Meeting. The Special Election Meeting shall occur as soon as reasonably practicable following the Trigger Date but in no event more than 45 days after the Trigger Date.
(ii)    Purposes of Meeting. The Special Election Meeting shall be called solely for the purposes of: (A) considering and voting upon proposals to remove each then-serving director of the Corporation; and (B) electing such number of directors as there are then vacancies on the Board of Directors, including any vacancies created pursuant to this Section 2.2(b). The removal of any director pursuant to this Section 2.2(b) shall be effective immediately upon the receipt of the final report by the Chairman of the meeting of the result of the vote on the proposal to remove any such director.
(iii)    Nominations. Nominations of individuals for election to the Board of Directors at the Special Election Meeting may only be made (A) by or at the direction of the Board of Directors or (B) upon receipt by the Corporation of a written notice of any holder or holders of shares of Common Stock entitled to cast, or direct the casting of, at least 5% of all the votes entitled to be cast at the Special Election Meeting (the “Holders”) and containing the information specified by this Section 2.2(b). Each individual whose nomination is made in accordance with this Section 2.2(b) is hereinafter referred to as a “Nominee.”
(iv)    Procedure for Stockholder Nominations. For nominations of individuals for election to the Board of Directors to be properly brought before the Special Election Meeting pursuant to this Section 2.2(b), the Holders must have given notice thereof in writing to the

EXHIBIT 3.2

Secretary of the Corporation not later than 5:00 p.m., Eastern Time, on the 15th calendar day after the delivery of the notice of the Special Election Meeting in accordance with Section 2.2(b).  Such notice shall include each such proposed Nominee’s written consent to serve as a director, if elected, and shall specify, in addition to any other information required by these Bylaws:
(A)    as to each proposed Nominee, the name, age, business address and residence address of such proposed Nominee and all other information relating to such proposed Nominee that would be required, pursuant to Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (or any successor provision) (the “Exchange Act”), to be disclosed in a contested solicitation of proxies with respect to the election of such individual as a director; and
(B)    as to each Holder giving the notice, the class, series and number of all shares of Common Stock that are owned by such Holder, beneficially or of record and any agreements, arrangements, understandings or relationships between the Holder and the proposed Nominee.
(v)    Notice. Not less than 20 nor more than 30 days before the Special Election Meeting, the Secretary of the Corporation shall give to each stockholder entitled to vote at, or to receive notice of, such Special Election Meeting at such stockholder’s address as it appears in the records of the Corporation, notice in writing setting forth (A) the time and place of the Special Election Meeting, (B) the purposes for which the Special Election Meeting has been called and (C) the name of each Nominee. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at his address as it appears on the records of the Corporation. If notice is given by electronic transmission such notice shall be deemed to be given at the times provided in the General Corporation Law of the State of Delaware.
(vi)    Removal. This Section 2.2(b) may be amended by resolution adopted by a majority of the Board of Directors without the assent or vote of the stockholders of the Corporation only where (A) a Special Election Meeting has been called and held in accordance with the provisions of this Section 2.2(b) or (B) a registration statement relating to the Common Stock has been declared effective and the Common Stock has become listed on the New York Stock Exchange or the Nasdaq Global Market as contemplated by the Registration Rights Agreement.
(c)    Director Election Meeting.
(i)    General. A special meeting of stockholders (the “Director Election Meeting”) shall be held within 90 days from the date of the Corporation’s final offering memorandum relating to the initial private placement of shares of Class A Common Stock (the “Private Offering”). The Director Election Meeting shall be called by the Chairman of the Board, the Chief Executive Officer or by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board in accordance with the provisions hereof. If stockholders do not receive notice of the Director Election Meeting as provided in Section 2.2(c)(v) below within 60 days from the date of the Corporation’s formal offering memorandum relating to the Private

EXHIBIT 3.2

Offering, the holder or holders of at least 1% of the shares of Common Stock then outstanding may call the Director Election Meeting. At the time the Director Election Meeting is called, the Board of Directors shall also resolve to expand the Board of Directors by two (2) directors.
(ii)    Purposes of Meeting. The Director Election Meeting shall be called solely for the purpose of electing four (4) directors to the Board of Directors, which directors are to be selected from a slate of candidates which slate shall include (A) two (2) candidates selected by the Board of Directors, which candidates shall be nonemployee directors then serving on the Board of Directors, and (B) any candidates for which valid nominations from holders of the Corporation’s Common Stock have been received pursuant to Section 2.2(c)(iii) below. The four (4) candidates receiving the highest number of votes at the Director Election Meeting shall be elected to the Board of Directors. The four (4) directors elected at the Director Election Meeting, in addition to the Chairman and the incumbent non-employee directors not selected to stand for election at the Director Election Meeting, shall serve on the Board of Directors until the earliest of the Corporation’s next annual meeting of stockholders, the Special Election Meeting (if held) or their earlier resignation or removal.
(iii)    Nominations. Nominations of an individual for election to the Board of Directors at the Director Election Meeting may only be made upon receipt by the Corporation of a written notice of any holder or holders of shares of Common Stock (the “Investors”) and containing the information specified by this Section 2.2(c). Each individual whose nomination is made in accordance with this Section 2.2(c) is hereinafter referred to as an “Investor Nominee.”
(iv)    Procedure for Stockholder Nominations. For nominations of an individual for election to the Board of Directors to be properly brought before the Director Election Meeting pursuant to this Section 2.2(c), the Investors must have given notice thereof in writing to the Secretary of the Corporation 110tlater than 5:00 p.m., Eastern Time, on the 15th calendar day after the delivery of the notice of the Director Election Meeting in accordance with Section 2.2(c)(v). Such notice shall include each such proposed Investor Nominee’s written consent to serve as a director, if elected, and shall specify, in addition to any other information required by these Bylaws:
(A)    as to each proposed Investor Nominee, the name, age, business address and residence address of such proposed Investor Nominee and all other information relating to such proposed Investor Nominee that would be required, pursuant to Regulation 14A promulgated under the Exchange Act, to be disclosed in a contested solicitation of proxies with respect to the election of such individual as a director; and
(B)    as to each Investor giving the notice, the class, series and number of all shares of Common Stock that are owned by such Investor, beneficially or of record and any agreements, arrangements, understandings or relationships between the Investor and the proposed Investor Nominee.
(v)    Notice. Not less than 30 days before the Director Election Meeting, the Secretary of the Corporation shall give to each stockholder entitled to vote at, or to receive notice of, such Director Election Meeting at such stockholder’s address as it appears in the records of the Corporation, notice in writing setting forth (A) the time and place of the Director Election

EXHIBIT 3.2

Meeting, and (B) the purposes for which the Director Election Meeting has been called. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at his address as it appears on the records of the Corporation. If notice is given by electronic transmission such notice shall be deemed to be given at the times provided in the General Corporation Law of the State of Delaware.
(vi)    Removal. This Section 2.2(c) may be amended by resolution adopted by a majority of the Board of Directors without the assent or vote of the stockholders of the Corporation only where a Director Election Meeting has been called and held in accordance with the provisions of this Section 2.2(c).
Section 2.3.    Place of Meeting. The Board of Directors, the Chairman of the Board or the Chief Executive Officer, as the case may be, may designate the place of meeting for any annual meeting or for any special meeting of the stockholders (including the Special Election Meeting and the Director Election Meeting). If no designation is so made, the place of meeting shall be the principal office of the Corporation.
Section 2.4.    Notice of Meeting. Written or printed notice, stating the place, date and hour of the meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting), the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and the purpose or purposes for which the meeting is called, shall be delivered by the Corporation not less than 10 days nor more than 60 days before the date of the meeting, either personally, by electronic transmission or by mail, to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting; provided, however, for a Special Election Meeting, the procedures for the notice of such meeting are set forth in Section 2.2(b)(v) and provided, further, for a Director Election Meeting, the procedures for the notice of such meeting are set forth in Section 2.2(c)(v). If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at his address as it appears on the records of the Corporation. If notice is given by electronic transmission such notice shall be deemed to be given at the times provided in the General Corporation Law of the State of Delaware. Such further notice shall be given as may be required by law. Meetings may be held without notice if all stockholders entitled to vote are present, or if notice is waived by those not present in accordance with Section 6.4. Any previously scheduled meeting of the stockholders may be postponed, and (unless the Certificate of Incorporation otherwise provides) any special meeting of the stockholders may be canceled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of stockholders.
Section 2.5.    Quorum and Adjournment. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the holders of a majority of the outstanding shares of Common Stock entitled to vote generally in the election of directors (the “Voting Stock”), represented in person or by proxy, shall constitute a quorum at a meeting of stockholders,except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum of such class

EXHIBIT 3.2

or series for the transaction of such business. No notice of the time and place of adjourned meetings need be given except as required by law. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date for notice of such adjourned meeting. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.
Section 2.6.    Proxies. At all meetings of stockholders, a stockholder may vote by proxy executed in writing (or in such manner prescribed by the General Corporation Law of the State of Delaware) by the stockholder, or by his duly authorized attorney in fact.
Section 2.7.    Fixing Date for Determination of Stockholders of Record.
(a)    In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than 60 nor less than 10 days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.
(b)    In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which shall not be more than 60 days prior to such other action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
Section 2.8.    List of Stockholders Entitled to Vote. The officer who has charge of the stock ledger shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, that, if the record date for determining the stockholders entitled to vote is less than 10 days before the date

EXHIBIT 3.2

of the meeting, the list shall reflect the stockholders entitled to vote as of the 10th day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting at least 10 days prior to the meeting (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (b) during ordinary business hours at the principal place of business of the Corporation. If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Bylaw or to vote in person or by proxy at any meeting of stockholders.
Section 2.1.    Order of Business.
(a)    Annual Meetings of Stockholders. At any annual meeting of the stockholders, only such nominations of persons for election to the Board of Directors shall be made, and only such other business shall be conducted or considered, as shall have been properly brought before the meeting. For nominations to be properly made at an annual meeting of the stockholders, and proposals of other business to be properly brought before an annual meeting, nominations and proposals of other business must be (i) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly made at the annual meeting at the direction of the Board of Directors or (iii) otherwise properly requested to be brought before the annual meeting by a stockholder of the Corporation in accordance with these Bylaws. For nominations of persons for election to the Board of Directors or proposals of other business to be properly requested by a stockholder to be made at an annual meeting, a stockholder must (A) be a stockholder of record at the time of giving of notice of such annual meeting by or at the direction of the Board of Directors and at the time of the annual meeting (and, with respect to any beneficial owner, if different, on whose behalf such nominations or proposal of other business are made, only if such beneficial owner was the beneficial owner of shares of the corporation at such times), (B) be entitled to vote at such annual meeting and (C) comply with the procedures set forth in this Bylaw as to such business or nomination, including Section 2.10. The immediately preceding sentence shall be the exclusive means for a stockholder to make nominations or other business proposals (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the Corporation’s notice of meeting) before an annual meeting of the stockholders.
(b)    Special Meetings of Stockholders. At any special meeting of the stockholders, only such business shall be conducted or considered, as shall have been properly brought before the meeting pursuant to the Corporation’s notice of meeting. To be properly brought before a special meeting, proposals of business must be (i) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or (ii)

EXHIBIT 3.2

otherwise properly brought before the special meeting by or at the direction of the Board of Directors.
Other than as provided in Section 2.2(b). nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (A) by or at the direction of the Board of Directors or (B) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who (1) is a stockholder of record at the time of giving of notice of such special meeting and at the time of the special meeting (and, with respect to any beneficial owner, if different, on whose behalf such nominations or proposal of other business are made, only if such beneficial owner was the beneficial owner of shares of the corporation at such times), (2) is entitled to vote at the meeting and (3) complies with the procedures set forth in these Bylaws as to such nomination, including Section2.10.
(c)    General. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the Chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with these Bylaws and, if any proposed nomination or other business is not in compliance with these Bylaws, to declare that no action shall be taken on such nomination or other proposal and such nomination or other proposal shall be disregarded.
(d)    Nominations by the Board of Directors. Except with respect to a Special Election Meeting held pursuant to Section 2.2(b) or a Director Election Meeting held pursuant to Section 2.2(c), at any meeting of stockholders at which directors are to be elected, the Board of Directors shall nominate for election to the Board of Directors the then-serving Chief Executive Officer of the Corporation and such other persons as shall be nominated by the Nominating Committee(as defined below).
Section 2.2.    Advance Notice of Stockholder Business and Nominations.
(d)    Annual Meeting of Stockholders.
(i)    Without qualification or limitation, for any nominations or any other business to be properly brought before an annual meeting by a stockholder pursuant to Section 2.9(a), the stockholder must have given timely notice thereof and timely updates and supplements thereof in writing and in proper form to the Secretary and such other business must otherwise be a proper matter for stockholder action.
(ii)    To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120tl1 day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of

EXHIBIT 3.2

such annual meeting is less than 100 days prior to the date of such annual meeting,the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall any adjournment or postponement of an annual meeting, or the public announcement thereof, commence a new time period for the giving of a stockholder’s notice as described above.
(iii)    Notwithstanding anything in the immediately preceding paragraph to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased by the Board of Directors, and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 2.10 (a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.
(iv)    In addition, to be timely, a stockholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for determining the stockholders entitled to notice of the meeting and as of the date that is 10 business days prior to the meeting or any adiournment or postponement thereof, and such update and supplement shall be delivered to the Secretary not later than five business days after the record date for determining the stockholders entitled to notice of the meeting (in the case of the update and supplement required to be made as of such record date), and not later than five business days prior to the date of the meeting or, if practicable, any adjourmnent or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof).
(e)    Special Meetings of Stockholders. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, ally such stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, provided that the stockholder’s notice with respect to any nomination (including the completed and signed questionnaire, representation and agreement required by Section 2.11) shall be delivered in writing and in proper form to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to the date of such special meeting and not later than the close of business on the later of the 90th day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall any adjourmnent or postponement of a special meeting, or the public announcement thereof, commence a new time period for the giving of a stockholder’s notice as described above; provided, however, for a Special Election Meeting, the procedures for a stockholder nomination are set forth in Section 2.2(b)(iv), and provided, further, for a Director Election Meeting, the procedures for a stockholder nomination are set forth in Section 2.2(c)(iv).

EXHIBIT 3.2

(f)    Disclosure Requirements.
Except with respect to a Special Election Meeting held pursuant to Section 2.2(b) or a Director Election Meeting held pursuant to Section 2.2(c):
(i)    To be in proper form, a stockholder’s notice (whether given pursuant to Section 2.9(a) or Section 2.9(b) to the Secretary must include the following, as applicable:
(A)    as to each Proposing Person (as defined below), (l) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the corporation’s books and records) and (2) the class or series and number of shares of the corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of the corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future;
(B)    as to each Proposing Person, (1) any derivative, swap or other transaction or series of transactions engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to give such Proposing Person economic risk similar to ownership of shares of any class or series of the corporation, including due to the fact that the value of such derivative, swap or other transaction(s) is determined by reference to the price, value or volatility of any shares of any class or series of the corporation, or which derivative, swap or other transaction(s) provides, directly or indirectly, the opportunity to profit from any increase in the price or value of shares of any class or series of the corporation (“Synthetic Equity Interests”), which Synthetic Equity Interests shall be disclosed without regard to whether (x) the derivative, swap or other transaction(s) conveys any voting rights in such shares to such Proposing Person, (y) the derivative, swap or other transaction(s) is required to be, or is capable of being, settled through delivery of such shares or (z) such Proposing Person may have entered into other transactions that hedge or mitigate the economic effect of such derivative, swap or other transaction(s), (2) any proxy (other than a revocable proxy or consent given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), agreement, arrangement, understanding or relationship pursuant to which such Proposing Person has or shares a right to vote any shares of any class or series of the corporation, (3) any agreement, arrangement, understanding or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of shares of any class or series of the corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such Proposing Person with respect to the shares of any class or series of the corporation, or which provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of the shares of any class or series of the corporation (“Short Interests”), (4) any performance related fees (other than an asset based fee) that such Proposing Person is entitled to based on any increase or decrease in the price or value of shares of any class or series of the corporation, or any Synthetic Equity Interests or Short Interests, (5) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage

EXHIBIT 3.2

of the corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominees and/or (II) otherwise to solicit proxies from stockholders in support of such proposal or nominations and (6) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (1) through (6) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner;
(C)    as to each item of business that the stockholder proposes to bring before the annual meeting. (I) a reasonably brief description of (x) the business desired to be brought before the annual meeting, (y) the reasons for conducting such business at the annual meeting and (z) any material interest in such business of each Proposing Person, including without limitation, any equity interests or any Synthetic Equity Interests or Short Interests held by such Proposing Person in any other person the value of which interests could reasonably be expected to be materially affected by the business desired to be brought before the annual meeting, (2) the text of the proposal or business (including the text of any resolutions proposed for consideration), (3) a reasonably detailed description of all agreements, arrangements and understandings(x) between or among any of the Proposing Persons or (y) between or among any Proposing Person(s) and any other record or beneficial holder(s) or person(s) who have a right to acquire beneficial ownership at any time in the future of the shares of any class or series of the corporation (including their names) in connection with the proposal of such business by such stockholder and (4) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act; provided, however, that the disclosures required by this paragraph (C) shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner; and
(D)    as to each person whom a Proposing Person proposes to nominate for election as a director, (1) all information with respect to such proposed nominee that would be required to be set forth in a stockholder’s notice pursuant to this Section 8 if such proposed nominee were a Proposing Person, (2) all information relating to such proposed nominee that is required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for ejection of directors in a contested ejection pursuant to Section 14(a) of the Exchange Act (including such proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (3) if such proposed nominee or any Proposing Person nominating such proposed nominee expresses an intention or recommendation that the corporation enter into a strategic transaction, any material interest in such transaction of each such proposed nominee and Proposing Person, including without limitation, any equity interests or any Synthetic Equity Interests or Short Interests held by such proposed nominee or Proposing Person in any other person the value of which interests could reasonably be expected to be materially affected by such transaction and (4) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships,

EXHIBIT 3.2

between or among any Proposing Person, on the one hand, and each proposed nominee, his or her respective affiliates and associates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Proposing Person were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant.
(ii)    Notwithstanding the foregoing provisions of this Bylaw, in the event that the Corporation is registered under the Exchange Act, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw; provided, however, that any references in these Bylaw to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 2.9. Nothing in this Bylaw shall be deemed to affect any rights (x) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, if applicable, or (y) of the holders of any series of Preferred Stock if and to the extent provided for under law, the Certificate of Incorporation or these Bylaws. Subject to Rule 14a-8 under the Exchange Act, if applicable, nothing in these Bylaws shall be construed to permit any stockholder, or give any stockholder the right, to include or have disseminated or described in the Corporation’s proxy statement any nomination of director or directors or any other business proposal.
(g)    For purposes of this Bylaw, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly filed by the corporation with the Securities and Exchange Couunission pursuant to Section 13, 14 or IS(d) of the Exchange Act.
(h)    For purposes ofthis Bylaw, the term “Proposing Person” shall mean (x) the stockholder providing the notice provided for in this Section 2.10, (y) the beneficial owner or beneficial owners, if different, on whose behalf the notice is made and (z) any affiliate or associate (each within the meaning of Rule 12b-2 under the Exchange Act for purposes of these Bylaws) of such stockholder or beneficial owner.
Section 2.3.    Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 2.10) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request), and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (a) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (ii) any Voting Commitment that could limit or interfere

EXHIBIT 3.2

with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein and (c) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation; provided, however, that this Section 2.11 will not apply to any Special Election Meeting held pursuant to Section 2.2(b) or to any Director Election Meeting held pursuant to Section 2.2(c).
Section 2.4.    Procedure for Election of Directors; Required Vote. Election of directors at all meetings of the stockholders at which directors are to be elected shall be by ballot, and, subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, a plurality of the votes cast at any meeting for the election of directors at which a quorum is present shall elect directors. Except as otherwise provided by law, the Certificate of Incorporation, or these Bylaws, in all matters other than the election of directors, the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the stockholders.
Section 2.5.    Inspectors of Elections; Opening and Closing the Polls. The Board of Directors by resolution shall appoint one or more inspectors, which inspector or inspectors may, but does not need to, include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meetings of stockholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders, the Chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by law.
The Chairman of the meeting shall be appointed by the inspector or inspectors to fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.
Section 2.6.    No Stockholder Action by Written Consent. Subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

EXHIBIT 3.2

ARTICLE III

BOARD OF DIRECTORS

Section 3.1.    General Powers. The business and affairs of the Corporation shall he managed under the direction of the Board of Directors. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporationor by these Bylaws required to be exercised or done by the stockholders.
Section 3.2.    Number. Tenure and Qualifications. Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances,the number of directors shall he fixed from time to time exclusively pursuant to a resolution adopted by a majority of the Whole Board. No decrease in number of authorized directors constituting the Whole Board shall shorten the term of any incumbent director. The directors shall be elected at the annual meeting of the stockholders as specified in the Certificate of Incorporation except as otherwise provided in the Certificate of Incorporation and in these Bylaws, and each director of the Corporation shall hold office until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.
Section 3.3.    Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of the stockholders. The Board of Directors may, by resolution, provide the time and place for the holding of additional regular meetings without other notice than such resolution.
Section 3.4.    Special Meetings. Special meetings of the Board of Directors shall be called at the request of the Chairman of the Board of Directors, the Chief Executive Officer or a majority of the Board of Directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix the place and time of the meetings.
Section 3.5.    Notice. Notice of any special meeting of directors shall be given to each director at his business or residence in writing by hand delivery, first-class or overnight mail or courier service, email or facsimile transmission, or orally by telephone. If mailed by first-class mail, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, at least five days before such meeting. If by overnight mail or courier service, such notice shall be deemed adequately delivered when the notice’ is delivered to the overnight mail or courier service company at least 24 hours before such meeting. If by email or facsimile transmission, telephone or by hand, such notice shall be deemed adequately delivered when the notice is transmitted at least 12 hours before such meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting, except for amendments to these Bylaws, as provided under Section 9.1. A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Section 6.4.

EXHIBIT 3.2

Section 3.6.    Action by Consent of the Board of Directors. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in accordance with applicable law.
Section 3.7.    Conference Telephone Meetings. Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.
Section 3.8.    Ouorurn. Subject to Section 3.9, a whole number of directors equal to at least a majority of the Whole Board shall constitute a quorum for the transaction of business; provided that, if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time without further notice. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. The directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.
Section 3.9.    Vacancies. Subject to applicable law and the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, and unless the Board of Directors otherwise determines, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, except as set forth in Section 2.2(b), and directors so chosen shall hold office for a term expiring at the aruma I meeting of the stockholders at which the term of office of the class to which they have been appointed expires and until such director’s successor shall have been duly elected and qualified.
Section 3.10.    Committees. The Board of Directors may by resolution adopted by a majority of the Whole Board designate one or more other committees as appropriate, which each shall consist of two or more directors of the Corporation; provided that the Board of Directors shall at all times designate and maintain an audit committee, a compensation committee, a nominating and corporate governance committee (the “Nominating Committee”) and a risk committee.
Any committee designated pursuant to this Section 3.10 may to the extent permitted by law exercise such powers and shall have such responsibilities as shall be specified in the designating resolution. Each committee shall keep written minutes of its proceedings and shall report such proceedings to the Board of Directors when required. A majority of any committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. Notice of such meetings shall be given to each member of the committee in the manner provided for in Section 3.5. The Board of Directors shall have power at any time to fill vacancies in, to change the membership of or to dissolve any such committee. Nothing herein shall be deemed to prevent the Board of Directors from appointing one or more

EXHIBIT 3.2

committees consisting in whole or in part of persons who are not directors of the Corporation; provided, however, that no such committee shall have or may exercise any authority of the Board of Directors.
Section 3.11.    Removal. Subject to Section 2.2(b) and to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, any director may be removed from office at any time, with or without cause, by the holders of a majority of the outstanding shares of Common Stock, at an election of directors duly called pursuant to the provisions of Section 2.4 and Section 2.9.
Section 3.12.    Records. The Board of Directors shall cause to be kept a record containing the minutes of the proceedings of the meetings of the Board of Directors and of the stockholders, appropriate stock books and registers and such books of records and accounts as may be necessary for the proper conduct of the business of the Corporation.
Section 3.13.    Items Requiring Unanimous Approval of Non-Employee Directors. The Corporation shall not be permitted to take any of the following actions without the approval of each director who is not also an employee of the Corporation:
(a)    The Corporation may not incur, or commit to incur, in a single transaction or series of related transactions, any liability that would require payment by the Corporation to a third party of an amount in excess of $10,000,000, where a “liability” means all liabilities, obligations, debts and commitments of any kind required by generally accepted accounting principles in the United States to be reflected on the financial statements of the Corporation or disclosed in the notes thereto, including with limitation any direct or indirect guarantee of any liability of any other person but does not include the writing of mortgage insurance policies in the ordinary course of business.
(b)    The Corporation may not enter into, or commit to enter into, an employment agreement with any individual (other than with Bradley M. Shuster, John (Jay) M. Sherwood and James R. McCourt), which employment agreement provides for compensation, taken in the aggregate, in excess of the aggregate compensation provided for in the employment agreement of John (Jay) M. Sherwood (as described in the Corporation’s final offering memorandum relating to the Private Offering), excluding, for purposes of this Section 3.13 only, the bonuses that Mr. Sherwood is to receive upon achievement of GSE Approval, upon the filing of a registration statement registering the resale of the Registrable Securities (as defined in the Registration Rights Agreement) and upon the effectiveness of the foregoing registration statement.
(c)    The Corporation may not issue, or commit to issue, equity to any of its employees, consultants or directors, other than issuances pursuant to the Corporation’s 2012 Stock Incentive Plan.
Notwithstanding the foregoing, if, at a meeting of its stockholders called for the purpose of obtaining such approval, the Corporation obtains the approval from the holders of a majority of the shares of Common Stock entitled to vote thereon to take any of the actions listed in subsections (a), (b) or (c) above, then the Corporation shall be permitted to take such action

EXHIBIT 3.2

without obtaining unanimous approval of each director who is not also an employee of the Corporation.
This Section 3.13 shall be void and of no further effect at such time the Corporation’s shares of Common Stock begin trading on a national securities exchange.
ARTICLE IV

OFFICERS
Section 4.1.    Elected Officers. The elected officers of the Corporation shall be a Chairman of the Board of Directors, a Chief Executive Officer, President, a Secretary, a Treasurer, and such other officers (including, without limitation, Vice Presidents, Assistant Secretaries and Assistant Treasurers) as the Board of Directors from time to time may deem proper. The Chairman of the Board shall be chosen from among the directors. Any number of offices may be held by the same person, All officers elected by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV. Such officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof. The Board of Directors or any committee thereof may from time to time elect, or the Chairman of the Board or Chief Executive Officer may appoint, such other officers (including one or more Assistant Vice Presidents and Assistant Controllers) and such agents, as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as shall be provided in these Bylaws or as may be prescribed by the Board of Directors or such committee or by the Chairman of the Board, the Chief Executive Officer or President, as the case may be.
Section 4.2.    Election and Term of Office. The elected officers of the Corporation shall be elected by the Board of Directors. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his or her death or until he or she shall resign.
Section 4.3.    Chairman of the Board. The Chairman of the Board of Directors shall preside at all meetings of the stockholders and of the Board of Directors and shall perform all duties incidental to his or her office which may be required by law and all such other duties as are properly required of him or her by the Board of Directors.
Section 4.4.    Chief Executive Officer; President. The Chief Executive Officer shall be responsible for the general management of the affairs of the Corporation and shall perform all duties incidental to his or her office which may be required by law and all such other duties as are properly required of him or her by the Board of Directors. He or she shall make reports to the Board of Directors and the stockholders, and shall see that all orders and resolutions of the Board of Directors and of any committee thereof are carried into effect. The Chief Executive Officer of the Corporation shall also serve as President, and, as President, if a director, shall, in the absence of or because of the inability to act of the Chairman of the Board of Directors, perform all duties of the Chairman of the Board of Directors and preside at all meetings of stockholders and of the Board of Directors.

EXHIBIT 3.2

Section 4.5.    Vice-Presidents. Each Vice President shall have such powers and shall perform such duties as shall be assigned to him by the Board of Directors.
Section 4.6.    Chief Financial Officer. The Chief Financial Officer (if any) shall be a Vice President and act in an executive financial capacity. He or she shall assist the Chairman of the Board of Directors and the President in the general supervision of the Corporation’s financial policies and affairs.
Section 4.7.    Treasurer. The Treasurer shall exercise general supervision over the receipt, custody and disbursement of corporate funds. The Treasurer shall cause the funds of the Corporation to be deposited in such banks as may be authorized by the Board of Directors, or in such banks as may be designated as depositaries in the manner provided by resolution of the Board of Directors. He or she shall have such further powers and duties and shall be subject to such directions as may be granted or imposed upon him or her from time to time by the Board of Directors, the Chairman of the Board or the President.
Section 4.8.    Secretary. The Secretary shall keep or cause to be kept in one or more books provided for that purpose, the minutes of all meetings of the Board of Directors, the committees of the Board of Directors and the stockholders; he or she shall see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law; he Of she shall be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation(unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal; and he or she shall see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and in general, he or she shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Board of Directors, the Chairman of the Board of Directors or the President.
Section 4.9.    Removal. Any officer elected, or agent appointed, by the Board of Directors may be removed from office with or without cause by the affirmative vote of a majority of the Whole Board. Any officer or agent appointed by the Chairman of the Board of Directors or the President may be removed by him or her with or without cause. No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of the election of his or her successor,his or her death, his or her resignation or his or her removal, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee deferred compensation plan.
Section 4.10.    Vacancies. A newly created elected office and a vacancy in any elected office because of death, resignation or removal may be filled by the Board of Directors. Any vacancy in an office appointed by the Chairman of the Board of Directors or the President because of death, resignation, or removal may be filled by the Chairman of the Board of Directors or the President.

EXHIBIT 3.2

ARTICLE V

STOCK CERTIFICATES AND TRANSFERS
Section 5.1.    Certificated and Uncertificated Stock; Transfers. The interest of each stockholder of the Corporation may be evidenced by certificates for shares of stock ill such form as the appropriate officers of the Corporation may from time to time prescribe or be uncertificated.
The shares of the stock of the Corporation shall be transferred on the books of the Corporation, in the case of certificated shares of stock, by the holder thereof in person or by such holder’s attorney duly authorized in writing, upon surrender for cancellation of certificates for at least the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require; and, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney duly authorized in writing, and upon compliance with appropriate procedures for transferring shares in uncertificated form. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.
Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman of the Board, President or any Vice President and by the Treasurer, Secretary, any Assistant Treasurer or any Assistant Secretary of the Corporation representing the number of shares registered in certificate form. Any or all of the signatures on such certificate may be by facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.
Section 5.2.    Lost, Stolen or Destroyed Certificates. No new certificate for shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the Corporation of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board of Directors or any financial officer may in its or his or her discretion require.
Section 5.3.    Record Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

EXHIBIT 3.2

Section 5.4.    Transfer and Registry Agents. The Corporation may from time to time maintain one or more transfer offices or agencies and registry offices or agencies at such place or places as may be determined from time to time by the Board of Directors.
ARTICLE VI

MISCELLANEOUS PROVISIONS

Section 6.1.    Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January and end on the thirty-first day of December of each year.
Section 6.2.    Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Certificate of Incorporation,
Section 6.3.    Seal. The corporate seal of the Corporation shall be in such form as shall be determined by resolution of the Board of Directors. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise imprinted upon the subject document or paper.
Section 6.4.    Waiver of Notice. Whenever any notice is required to be given to any stockholder or director of the Corporation under the provisions of the General Corporation Law of the State of Delaware or these Bylaws, a waiver thereof given in accordance with applicable law by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders or the Board of Directors or committee thereof need be specified in any waiver of notice of such meeting.
Section 6.5.    Audits. The accounts, books and records of the Corporation shall be audited upon the conclusion of each fiscal year by an independent certified public accountant selected by the Board of Directors, and it shall be the duty of the Board of Directors to cause such audit to be done annually.
Section 6.6.    Resignations. Any director or any officer, whether elected or appointed, may resign at any time by giving written notice of such resignation to the Chairman of the Board of Directors, the Chief Executive Officer or the Secretary, and such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the Chairman of the Board of Directors, the Chief Executive Officer or the Secretary, or at such later time as is specified therein. No formal action shall be required of the Board of Directors or the stockholders to make any such resignation effective.
ARTICLE VII

INDEMNIFICATION

Section 7.1.    Indemnification.

EXHIBIT 3.2

(a)    Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was, at any time during which this Bylaw is in effect (whether or not such person continues to serve in such capacity at the time any indemnification or advancement of expenses pursuant hereto is sought or at the time any proceeding relating thereto exists or is brought), a director or officer of the Corporation or is or was at any such time serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation (hereinafter, an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, trustee, employee or agent or in any other capacity while serving as a director, officer, trustee, employee or agent, shall be (and shall be deemed to have a contractual right to be) indemnified and held harmless by the Corporation (and any successor of the Corporation by merger or otherwise) to the fullest extent authorized by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended or modified from time to time (but, in the case of any such amendment or modification, to the fullest extent permitted by applicable law, only to the extent that such amendment or modification permits the Corporation to provide greater indemnification rights than said law permitted the Corporation to provide prior to such amendment or modification), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, trustee, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in Section 7.3(a), the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors.
(b)    To obtain indemnification under this Bylaw, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification, a determination, if required by applicable law, with respect to the claimant’s entitlement thereto shall be made as follows: (i) by a majority vote of the Disinterested Directors (as hereinafter defined) even though less than a quorum, (ii) by a committee consisting of Disinterested Directors designated by majority vote of such Disinterested Directors even though less than a quorum, (iii) if there are no Disinterested Directors or, if, such Disinterested Directors so direct, by Independent Counsel (as hereinafter defined) selected by the Board of Directors, in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant, or (iv) by a majority vote of the stockholders of the Corporation. In the event that there shall have occurred within two years prior to the date of the commencement of the proceeding for which indemnification is claimed a Change of Control (as hereinafter defined), the determination of entitlement to indemnification is to be made by Independent Counsel, in which case the Independent Counsel shall be selected by the claimant unless the claimant shall request that such selection be made by the Board of Directors. If it is so

EXHIBIT 3.2

determined that the claimant is entitled to indemnification,payment to the claimant shall be made within 10 days after such determination.
Section 7.2.    Mandatory Advancement of Expenses. To the fullest extent authorized by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended or modified from time to time (but, in the case of any such amendment or modification, only to the extent that such amendment or modification permits the Corporation to provide greater rights to advancement of expenses than said law permitted the Corporation to provide prior to such amendment or modification), each indemnitee shall have (and shall be deemed to have a contractual right to have) the right, without the need for any action by the Board of Directors, to be paid by the Corporation (and any successor of the Corporation by merger or otherwise) the expenses incurred in connection with any proceeding in advance of its final disposition, such advances to be paid by the Corporation within 20 days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that, if the General Corporation Law of the State of Delaware so requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including,without limitation,service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking(hereinafter, the “undertaking”) by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal (a “final disposition”)that such director or officer is not entitled to be indemnified for such expenses under this Bylaw or otherwise.
Section 7.3.    Claims.
(a)    If a claim for indemnification under this Article VlI is not paid in full by the Corporation within 30 days after a written claim pursuant to Section 7.1(b) has been received by the Corporation or if a request for advancement of expenses under this Article VII is not paid in full by the Corporation within 20 days after a statement pursuant to Section 7.2 and the required undertaking, if any, have been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim for indemnification or request for advancement of expenses and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim to the fullest extent permitted by applicable law. It shall be a defense to any such action that under the General Corporation Law of the State of Delaware, the claimant has not met the standard of conduct which makes it permissible for the Corporation to indemnify the claimant for the amount claimed or that the claimant is not entitled to the requested advancement of expenses, but (except where the required undertaking, if any, has not been tendered to the Corporation) the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation(including its Board of Directors, Independent Counselor stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, Independent Counsel or stockholders)that the claimant has not met such applicable standard of conduct, shal1 be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

EXHIBIT 3.2

(b)    If a determination shall have been made pursuant to Section 7.l(b) that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to Section 7.3(a).
(c)    The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to Section 7.3(a) that the procedures and presumptions of this Bylaw are not valid, binding and enforceable and shall stipulate in such proceeding that the Corporation is bound by al1 the provisions of this Bylaw.
Section 7.4.    Contract Rights: Amendment and Repeal: Non-exclusivity of Rights.
(a)    All of the rights conferred in this Article VII, as to indemnification, advancement of expenses and otherwise, shall be contract rights between the Corporation and each indemnitee to whom such rights are extended that vest at the commencement of such indemnitee’s service to or at the request of the Corporation and (i) any amendment or modification of this Article VII that in any way diminishes or adversely affects any such rights shall be prospective only and shall not in any way diminish or adversely affect any such rights with respect to such person, and (ii) all of such rights shall continue as to any such indemnitee who has ceased to be a director or officer of the Corporation or ceased to serve at the Corporation’s request as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, as described herein, and shall inure to the benefit of such indemnitee’s heirs, executors and administrators.
(b)    All of the rights conferred in this Article VII, as to indemnification advancement of expenses and otherwise, (i) shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise and (ii) cannot be terminated by the Corporation, the Board of Directors or the stockholders of the Corporation with respect to a person’s service prior to the date of such termination.
Section 7.5.    Insurance, Other Indemnification and Advancement of Expenses.
(a)    The Corporation may maintain insurance, at its expense, to protect itself and any current or former director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware. To the extent that the Corporation maintains any policy or policies providing such insurance, each such current or former director or officer, and each such agent or employee to which rights to indemnification have been granted as provided in Section 7.S(b), shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such current or former director, officer, employee or agent.
(b)    The Corporation may, to the extent authorized from time to time by the Board of Directors or the Chief Executive Officer, grant rights to indemnification, and rights to advancement of expenses incurred in connection with any proceeding in advance of its final disposition, to any current or former employee or agent of the Corporation to the fullest extent of

EXHIBIT 3.2

the provisions of this Bylaw with respect to the indemnification and advancement of expenses of current or former directors and officers of the Corporation.
Section 7.6.    Definitions.
(a)    For purposes of this Bylaw:
(i)    “Affiliate” means, with respect to any specified entity, any other entity that directly or indirectly is controlled by, controls, or is under common control with such specified entity.
(ii)    “Change of Control” means the first to occur of:
(A)    the acquisition by any individual, entity or Group (as defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) (a “Person”) of Beneficial Ownership of 35% or more (on a fully diluted basis) of either (A) the then outstanding shares of Class A Common Stock, par value $0.01 per share, of the Corporation (the “Class A Common Stock”), taking into account as outstanding for this purpose such Class A Common Stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise or settlement of any similar right to acquire such common stock (the “Outstanding Comoration Common Stock”), or (B) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Corporation Voting Securities”); provided, however, that for purposes of this Agreement, the following acquisitions shall not constitute a Change in Control: (1) any acquisition by the Corporation or any Affiliate, (II) any acquisition directly from the Corporation, (ill) any acquisition by any employee benefit plan sponsored or maintained by the Corporation or any Affiliate or (IV) any acquisition by any Person that complies with clauses (1), (II) and (Ill) of Section 7.6(a)(ii)(D);
(B)    individuals who, on [.], 2012, constitute the Board of Directors (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board of Directors, provided that any person becoming a director subsequent to the date hereof, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board of Directors (either by a specific vote or by approval of the proxy statement of the Corporation in which such person is named as a nominee for director, without written objection to such nomination), shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Corporation as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board of Directors shall be deemed to be an Incumbent Director; and provided, further, that any directors elected at the Director Election Meeting shall be considered “Incumbent Directors” for purposes of this Section 7.6(a)Cii)(B);
(C)    approval by the stockholders of the Corporation of a complete dissolution or liquidation of the Corporation; or

EXHIBIT 3.2

(D)    the consummation of a merger, consolidation, statutory share exchange, a sale or other disposition of all or substantially all of the assets of the Corporation or similar form of corporate transaction involving the Corporation that requires the approval of the Corporation’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), in each case, unless immediately following such Business Combination: (I) more than 50% of the total voting power of (x) the entity resulting from such Business Combination (the “Surviving Corporation”) or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of sufficient voting securities eligible to elect a majority of the directors of the Surviving Corporation (the “Parent Corporation”) is represented by the Outstanding Corporation Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which the Outstanding Corporation Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the Outstanding Corporation Voting Securities among the holders thereof immediately prior to the Business Combination, (11) no Person (other than any employee benefit plan sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 35% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (ill) at least two-thirds of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were members of the Board of Directors at the time of the Board of Directors’ approval of the execution of the initial agreement providing for such Business Combination.
For the avoidance of doubt, in no event shall (w) the private offering of the Class A Common Stock pursuant to the Corporation’s Offering Memorandum dated April 17, 2012, (x) the Corporation’s public offering of Class A Common Stock pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, (y) any change in the composition of the Board of Directors resulting from a Special Election Meeting referred to in Section 2.2(b) or from a Director Election Meeting referred to in Section 2.2(c) or (z) any transactions relating to the dissolution or liquidation of the Corporation resulting from the failure to receive GSE Approval, in the case of each of clause (A), (B), (C) or (D), constitute or be deemed to constitute a Change in Control nor shall it be taken into account in determining whether a Change in Control occurred for purposes of this Bylaw.
(iii)    “Disinterested Director” means a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.
(iv)    “GSE Approval” means the approval in a form acceptable to the Corporation from either the Federal National Home Mortgage Association or the Federal Home Loan Mortgage Corporation to become a private mortgage insurer.

EXHIBIT 3.2

(v)    “Independent Counsel” means a law firm, a member of a law firm or an independent practitioner that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant’s rights under this Bylaw.
(b)    Any notice, request or other communication required or permitted to be given to the Corporation under this Bylaw shall be in writing and either delivered in person or sent by telecopy, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary of the Corporation.
Section 7.7.    Severability. If any provision or provisions of this Bylaw shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Bylaw (including, without limitation, each portion of any paragraph of this Bylaw containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Bylaw (including, without limitation, each such portion of any paragraph of this Bylaw containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.
ARTICLE VIII

CONTRACTS, PROXIES, ETC.

Section 8.1.    Contracts. Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, any contracts or other instruments may be executed and delivered in the name and on the behalf of the Corporation by such officer or officers of the Corporation as the Board of Directors may from time to time direct. Such authority may be general or confined to specific instances as the Board of Directors may determine. The Chairman of the Board of Directors, the Chief Executive Officer or any Vice President may execute bonds, contracts, deeds, leases and other instruments to be made or executed for or on behalf of the Corporation. Subject to any restrictions imposed by the Board of Directors or the Chairman of the Board of Directors, the Chief Executive Officer or any Vice President of the Corporation may delegate contractual powers to others under his jurisdiction, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.
Section 8.2.    Proxies. Unless otherwise provided by resolution adopted by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer or any Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other entity, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other entity, or to consent in writing, in the name of the Corporation as such holder, to any action by such other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on

EXHIBIT 3.2

behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.
ARTICLE IX

AMENDMENTS
Section 9.1.    Amendments. These Bylaws may be altered, amended or repealed at any meeting of the Board of Directors or of the stockholders, provided notice of the proposed change was given in the notice of the meeting and, in the case of a meeting of the Board of Directors, in a notice given not less than two days prior to the meeting; provided, however, that, in the case of amendments by stockholders, notwithstanding any other provisions of these Bylaws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law, the Certificate of Incorporation or these Bylaws, the affirmative vote of the holders of at least two-thirds of the voting power of all the then outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal any provision of these Bylaws; provided, further, however, that except as therein provided, this proviso, Section 2.2(b), Section 2.2(c) and Section 3.13 may not be amended without the affirmative vote of at least 75% of the outstanding Registrable Shares (as defined in the Registration Rights Agreement).